Exhibit 3.36

FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TURBONETICS HOLDINGS, INC.

(Adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)

TURBONETICS HOLDINGS, INC., a corporation organized and existing under the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

A: That the name of this corporation is Turbonetics Holdings, Inc. (the “Corporation”), and that this Corporation was originally incorporated pursuant to the General Corporation Law on December 14, 2006.

B. That the Corporation’s original Certificate of Incorporation was amended and restated in its entirety through the filing of an Amended and Restated Certificate of Incorporation with the office of the Delaware Secretary of State on January 3, 2007, which was further amended and restated by the filing of a Second Amended and Restated Certificate of Incorporation with the office of the Delaware Secretary of State on January 5, 2007, and which was further amended and restated by the filing of a Third Amended and Restated Certificate of Incorporation with the office of the Delaware Secretary of State on January 17; 2008 (the “Existing Certificate”).

C. That the Board of Directors of the Corporation (the “Board of Directors”) has duly adopted resolutions proposing an amendment and restatement of the Existing Certificate, which resolutions set forth the proposed amendment and restatement as set forth herein (the “Restated Certificate”), and declaring such Restated Certificate to be advisable and in the best interests of the Corporation and its stockholders.

D. That the Restated Certificate was duly adopted and approved by resolution of the Corporation’s stockholders.

E. The Existing Certificate of the Corporation is amended and restated in its entirety as follows:

* * * * *

ARTICLE I

Name

The name of the corporation is Turbonetics Holdings, Inc.

ARTICLE II

Address; Registered Agent

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent is The Corporation Trust Company.

ARTICLE III

Purpose

The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

Capital Stock

SECTION 1: Capital Stock Authorized. The aggregate number of shares of capital stock that the Corporation has the authority to issue is One Hundred and Fifty Thousand, (150,000) shares, divided into classes as follows:

Preferred Stock.

Fifty Thousand (50,000) shares shall be shares of Preferred Stock, par value $0.01 per share (the “Preferred Shares”), of which One Thousand Seven Hundred and Fifty (1,750) shares shall be shares of Series A 8% Participating Preferred Stock (the “Series A Preferred Shares”), and Five Thousand Three Hundred (5,300) shares shall be shares of Series B 8% Participating Preferred Stock (the “Series B Preferred Shares”)

Common Stock.

One Hundred Thousand (100,000) shares shall be shares of Common Stock, par value $0.01 per share (the “Common Shares”).

Subject to compliance with applicable protective voting rights which are granted to the Preferred Shares or series thereof in this Restated Certificate, as amended and restated from time to time, applicable protective voting rights granted to the Preferred Shares or series thereof in contractual arrangements that may exist from time to time, including, without limitation, any stockholders or similar agreements among the Corporation and its stockholders, and requirements and restrictions of applicable law (collectively, “Protective Provisions”), the Board of Directors is authorized, without any further action on the part of the Corporation’s stockholders except as otherwise required by law, to provide for the issuance of all or any of the remaining shares and to determine for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as will be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares, and as may be permitted by the General Corporation Law.

Subject to compliance with applicable Protective Provisions, the Board of Directors is also authorized to increase or decrease the number of shares of any series prior or subsequent to the issuance of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series will be so decreased, the shares constituting such decrease will resume the status which they had (i.e., as serial undesignated Common Shares or Preferred Shares, as applicable) prior to the adoption of the resolution originally fixing the number of shares of such series.

SECTION 2: Ranking.

(a) Series A Preferred. Except as otherwise expressly provided in this Article IV, the Series A Preferred Shares shall rank senior to the Common Shares and any other shares of Series A Junior Stock (as such term is defined below), shall rank junior to the Series B Preferred Shares and any other shares of Series A Senior Stock (as such term is defined below), and shall rank on a parity with any shares of Series A Parity Stock (as such term is defined below), in each case with respect to the payment of dividends and the making of other distributions to the holders of capital stock including, without limitation, upon a liquidation, dissolution, or winding up of the Corporation (as provided in Section 4 hereof). For purposes hereof, (i) “Series B Senior Stock” shall mean the Series B Preferred Shares and any other class or series of capital stock that ranks senior to the Series A Preferred Shares in the payment of dividends or the making of other distributions, including, without limitation, upon a liquidation or mandatory redemption, (ii) “Series A Junior Stock” shall mean the Common Shares and any other class or series of capital stock that ranks junior to the Series A Preferred Shares in the payment of dividends or the making of other distributions, including, without limitation, upon a liquidation or mandatory redemption, and (iii) “Series A Parity Stock” shall mean any class or series of capital stock which ranks on a parity with the Series A Preferred Shares in the payment of dividends or the making of other distributions, including, without limitation, upon a liquidation or mandatory redemption.

(b) Series B Preferred. Except as otherwise expressly provided in this Article IV, the Series B Preferred shares shall rank senior to the Series A Shares, the Common Shares, and all other Series B Junior Stock (as such term is defined below), shall rank junior to any shares of Series B Senior Stock (as such term is defined below), and shall rank on a parity with any shares of Series B Parity Stock (as such term is defined below), in each case with respect to the payment of dividends and the making of other distributions to the holders of capital stock including, without limitation, upon a liquidation, dissolution, or winding up of the Corporation (as provided in Section 4 hereof). For purposes hereof, (i) “Series B Senior Stock” shall mean any class or series of capital stock that ranks senior to the Series B Preferred Shares in the payment of dividends or the making of other distributions, including, without limitation, upon a liquidation or mandatory redemption, (ii) “Series B Junior Stock” shall mean the Series A

Preferred Shares and Common Shares and any other class or series of capital stock that ranks junior to the Series B Preferred Shares in the payment of dividends or the making of other distributions, including, without limitation, upon a liquidation or mandatory redemption, and (iii) “Series B Parity Stock” shall mean any class or series of capital stock which ranks on a parity with the Series B Preferred Shares in the payment of dividends or the making of other distributions, including, without limitation, upon a liquidation or mandatory redemption.

SECTION 3: Dividends.

(a) Series B Preferred Dividends. The holders of Series B Preferred Shares shall be entitled to receive, subject to the rights of any shares of Series B Senior Stock, but prior and in preference to the declaration or payment of any dividend or distribution to the holders of any Series A Preferred Shares, Common Shares, or any other shares of Series B Junior Stock, out of any assets of the Corporation legally available therefor, cumulative cash dividends at a per share rate of 8% of the original issuance price of each Series B Preferred Share (i.e., 8% of $333.33 per Series B Preferred Share, as adjusted to reflect stock dividends, stock splits, recapitalizations and the like which affect the number of issued and outstanding shares of such series) (the “Original Series B Issuance Price”) per annum, from and including the Original Series B Issuance Date (as that term is defined below), calculated on the basis of a year of 360 days consisting of twelve 30-day months, on each outstanding Series A Preferred Share. Such dividends shall be cumulative from the date of issuance and shall accrue whether or not they have been declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issued Series B Preferred Shares will be deemed to be the “Original Series B Issuance Date” of the Series B Preferred, regardless of the number of times any transfer of any Series B Preferred Share is made. Any accumulation of dividends on the Series B Preferred Shares will not bear interest.

Accumulated but unpaid dividends will be paid to the holders of Series B Preferred Shares, to the extent assets are legally available therefor, upon the earlier to occur of:

(i) the consummation of the Corporation’s sale of its Common Shares in a firm commitment underwritten public offering (an “IPO”) pursuant to a registration Statement declared effective under the Securities Act of 1933, as amended, or any successor act (the “Securities Act”); or

(ii) the consummation of a Sale Transaction (as that term is defined in Section 4(e) below).

If upon the occurrence of the events described in this Section 3(a), the assets and funds thus distributed among the holders of the Series B Preferred Shares are insufficient to permit the payment to such holders of the full amount of the aforesaid dividends, then the entire assets and funds of the Corporation legally available for the payment of dividends will be distributed ratably among the holders of the Series B Preferred Shares in proportion to the aggregate amount of dividends each such holder would otherwise be entitled to receive.

(b) Series A Preferred Dividends. The holders of Series A Preferred Shares shall be entitled to receive, subject to the rights of the Series B Preferred Shares or any other shares of Series A Senior Stock, but prior and in preference to the declaration or payment of any dividend or distribution to the holders of any Common Shares or any other Series A Junior Stock, out of any assets of the Corporation legally available therefor, cumulative cash dividends at a per share rate of 8% of the original issuance price of each Series A Preferred Share (i.e., 8% of $1,000 per Series A Preferred Share, as adjusted to reflect stock dividends, stock splits, recapitalizations and the like which affect the number of issued and outstanding shares of such series) (the “Original Series A Issuance Price”) per annum, from and including the Original Series A Issuance Date (as that term is defined below), calculated on the basis of a year of 360 days consisting of twelve 30-day months, on each outstanding Series A Preferred Share. Such dividends shall be cumulative from the date of issuance and shall accrue whether or not they have been declared by the Board of Directors, and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issued Series A Preferred Shares will be deemed to be the “Original Series A Issuance Date” of the Series A Preferred, regardless of the number of times any transfer of any Series A Preferred Share is made. Any accumulation of dividends on the Series A Preferred Shares will not bear interest.

Accumulated but unpaid dividends will be paid to the holders of Series A Preferred Shares, to the extent assets are legally available therefor, upon the earlier to occur of:

(i) the consummation of an IPO; or

(ii) the consummation of a Sale Transaction.

If upon the occurrence of the events described in this Section 3(b), the assets and funds thus distributed among the holders of the Series A Preferred Shares are insufficient to permit the payment to such holders of the full amount of the aforesaid dividends, then the entire assets and funds of the Corporation legally available for the payment of dividends will be distributed ratably among the holders of the Series A Preferred Shares in proportion to the aggregate amount of dividends each such holder would otherwise be entitled to receive.

(c) Participation. The holders of Series A Preferred Shares and Series B Preferred Shares shall be entitled to receive dividends and other distributions equivalent to those declared or paid on Common Shares determined as if the Series A Preferred Shares and Series B Preferred Shares had been converted into Common Shares on an as-converted basis, and payable when, as and if declared by the Board of Directors on such Common Shares.

SECTION 4: Liquidation.

(a) Series B Preferred Shares. Subject to the rights of any Series B Senior Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Shares shall first be entitled, before any distribution or payment is made to the holders of the Series A Preferred Shares, the Common Shares, or any other shares of Series B Junior Stock, to be paid an amount per share equal to the Original Series B Issuance Price of each Series B Preferred Share (i.e., $333.33 per share) (as adjusted to reflect stock dividends, stock splits, recapitalizations and the like which affect the number of issued and outstanding shares of such series) plus, in the case of each Series B Preferred, an amount equal to all unpaid dividends (whether accrued or declared) thereon, computed to the date payment thereof is made available. If upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets and funds thus distributed among the holders of the Series B Preferred Shares will be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution will be distributed ratably among the holders of the Series B Preferred Shares in proportion to the aggregate preferential amount each such holder would otherwise be entitled to receive.

(b) Series A Preferred Shares. Subject to the rights of the Series B Preferred Shares or any shares of Series A Senior Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Preferred Shares shall first be entitled, before any distribution or payment is made to the holders of the Common Shares, or any other shares of Series A Junior Stock, to be paid an amount per share equal to the Original Series A Issuance Price of each Series A Preferred Share (i.e., $1,000 per share) (as adjusted to reflect stock dividends, stock splits, recapitalizations and the like which affect the number of issued and outstanding shares of such series) plus, in the case of each Series A Preferred, an amount equal to all unpaid dividends (whether accrued or declared) thereon, computed to the date payment thereof is made available. If upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets and funds thus distributed among the holders of the Series A Preferred Shares will be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution will be distributed ratably among the holders of the Series A Preferred Shares in proportion to the aggregate preferential amount each such holder would otherwise be entitled to receive.

(c) Common Shares; Participation. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment has been made to the holders of the Series A Preferred Shares and the holders of the Series B Preferred Shares of the full amounts to which they shall be entitled pursuant to Section 4(a) and Section 4(b) hereof, the remaining net assets of the Corporation available for distribution shall be distributed ratably among the holders of Series A Preferred Shares, Series B Preferred Shares, and Common Shares, (with each Series A Preferred Share and Series B Preferred Share being deemed, for such purpose, to be equal to the number of Common Shares (including fractions of a share) into which such Series A Preferred Share or Series B Preferred Share, as applicable, is convertible immediately prior to the close of business on the business day fixed for such distribution).

(d) Notices. Written notice of any liquidation, dissolution or winding up, stating a payment date, the amount to be paid pursuant to Sections 4(a), 4(b), or 4(c), as applicable, and the place where such payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than ten (10) days prior to the payment date stated therein, to the stockholders of record of the Corporation, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

(e) Deemed Liquidation.

(i) A liquidation, dissolution, or winding up of the Corporation will be deemed to be occasioned by or to include the consummation of the sale of all or substantially all of the assets of the Corporation or the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any acquisition of capital stock, reorganization, merger, or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), or the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, or the sale, lease, transfer or other disposition by the Corporation of all or substantially all of the assets, of any business division or subsidiary of the Corporation (collectively, a “Sale Transaction”). Notwithstanding the foregoing, however, for purposes of this Certificate of Incorporation, a Sale Transaction will not include a sale or acquisition in which: (A) the Corporation’s stockholders of record as constituted immediately prior to such sale or acquisition will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation’s acquisition or sale or otherwise), hold at least fifty percent (50%) of the voting power of the Corporation or of the surviving or acquiring entity; or (B) a sale or acquisition which the holders of more than fifty percent (50%) of the Series A Preferred Shares and Series B Preferred Shares then outstanding, voting together as a single class, have voted not to treat as a Sale Transaction for purposes of this Section 4(e) only.

(ii) In the event of a Sale Transaction, if the consideration received by the Corporation is other than cash, the value of such consideration will be deemed its fair market value. Any securities will be valued as follows:

A. Subject to the provisions of subsection (B) below, securities that are not “Restricted Securities” as defined in Rule 144 promulgated under the Securities Act of 1933, as amended, or other similar restrictions on free marketability:

(1)	If traded on a national securities exchange or through the Nasdaq National Market, the value will be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing;

(2)	If actively traded over-the- counter, the value will be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and

(3)	If there is no active public market, the value will be the fair market value thereof, as determined by a vote of at least three-fourths of the members of the Board of Directors in good faith.

B. The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) will be to make an appropriate discount from the market value determined as above in (A)(1), (2), or (3) to reflect the approximate fair market value thereof, as determined by either: (i) a vote of at least three-fourths of the members of the Board of Directors; or (ii) by an investment banking firm of national repute acting as an expert in good faith and designated by a majority of the Board of Directors.

C. The fair market value as determined in the manner specified in this Section 4(e) will be conclusive and binding on all parties.

(iii) In the event the requirements of this Section 4(e) are not complied with, the Corporation will forthwith either:

A. cause the closing relating to the Sale Transaction to be postponed until such time as the requirements of this Section 4 have been complied with; or

B. cancel such Sale Transaction, in which event the rights, preferences, and privileges of the holders of the Series A Preferred Shares and the Series B Preferred Shares will revert to and be the same as such rights, preferences, and privileges existing immediately prior to the date of the first notice referred to in Section 4(e)(iv) hereof.

(iv) The Corporation will give each holder of record of the Series A Preferred Shares and each holder of record of the Series B Preferred Shares written notice of a Sale Transaction not later than ten (10) days prior to any stockholders meeting called to approve such transaction, or ten (10) days prior to the closing of such transaction, whichever is earlier, and will also notify such holders in writing of the final approval of such transaction. The first of such notices will describe the material terms and conditions of the transaction and the provisions of this Section 4, and the Corporation will thereafter give such holders prompt notice of any material changes. The Sale Transaction will in no event take place sooner than ten (10) days after the Corporation has given the first notice provided for herein or sooner than five (5) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Shares and Series B Preferred Shares that are entitled to such notice rights or similar notice rights, and that represent at least a majority of the voting power of all then outstanding Series A Preferred Shares and Series A Preferred Shares, voting together as a single class.

SECTION 5: Conversion of the Series A Preferred Shares.

The holders of the Series A Preferred Shares have conversion rights as follows:

(a) Right to Convert. Each Series A Preferred Share will be convertible, at the option of the holder thereof, at any time after the Original Series A Issuance Date and on or prior to the fifth day prior to the date of an automatic conversion for such Series A Preferred Share, if any, into such number of fully paid and nonassessable shares of Common Shares as is determined by dividing the Original Series A Issuance Price for each such Series A Preferred Share, by the Series A Conversion Price (as hereinafter defined) determined as hereinafter provided, in effect on the date the certificate or certificates representing the shares to be converted are surrendered for conversion. The “Series A Conversion Price” will initially be $1,000, and will be adjusted as hereinafter provided in Section 5(d) hereof,

(b) Automatic Conversion. Each Series A Preferred Share shall automatically be converted into such number of fully paid and nonassessable shares of Common Shares as is determined by dividing the Original Series A Issuance Price of such Series A Preferred Share, by the Series A Conversion Price then in effect, immediately upon the date specified by written consent or agreement of the holders of at least a majority of the then outstanding Series A Preferred Shares.

(c) Mechanics of Conversion. Before any holder of the Series A Preferred Shares will be entitled to effect an optional conversion of such holder’s Series A Preferred Shares into shares of Common Shares pursuant to Section 5(a) above, the holder will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, will give written notice to the Corporation at its principal corporate office of the election to convert the same, and will state therein the name or names in which the certificate or certificates for shares of Common Shares are to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series A Preferred Shares or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Shares to which such holder is entitled. Such conversion will be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series A Preferred Shares to be converted, and the person or persons entitled to receive the shares of Common Shares issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Common Shares as of such date. If the conversion is in connection with an IPO, the conversion may, at the option of any holder tendering Series A Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such IPO, in which event the person(s) entitled to receive the Common Shares upon conversion of the Series A Preferred Shares will not be deemed to have converted such Series A Preferred Shares until immediately prior to the closing of such IPO.

(d) Conversion Price Adjustments for Certain Dilutive Issuances, Splits, and Combinations.

(i) Adjustment. If the Corporation shall issue any Additional Stock (as defined below) without consideration or for a price per share less than the Series A Conversion Price, the Series A Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price that is equal to the quotient of (x) the number of Common Shares outstanding immediately prior to such issuance (including

Common Shares deemed to be outstanding pursuant to subsection 5(d)(iii)(A) or (B), multiplied by the Series A Conversion Price then in effect, plus an amount equal to the aggregate consideration being paid for such Additional Stock being issued; divided by (y) the number of Common Shares outstanding immediately prior to such issuance (including Common Shares deemed to be issued pursuant to subsection 5(d)(iii)(A) or (B), plus the number of shares of such Additional Stock being issued. The Series A Conversion Price is also subject to adjustment as provided in subsections 5(d)(v)(A). and 5(d)(v)(B) below.

(ii) Determination of Aggregate Consideration. For purposes of the calculation set forth in subsection 5(d)(i) above, the aggregate consideration being paid for any Additional Stock will be determined as follows:

A. In the case of the issuance of Additional Stock for cash, the aggregate consideration shall be deemed to be the amount of cash paid therefore, before deducting any reasonable discounts, commissions, or other expenses that are allowed, paid, or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

B. In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the aggregate consideration other than cash shall be deemed to be the fair value thereof, as reasonably determined by the Board of Directors in good faith, irrespective of any accounting treatment.

(iii) Options, Etc. In the case of the issuance of options to purchase or rights to subscribe for Common Shares, securities by their terms convertible into or exchangeable for Common Shares, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of subsection 5(d)(i) and subsection 5(d)(v):

A. The aggregate maximum number of Common Shares deliverable upon exercise (to the extent then exercisable) of such options or rights will be deemed to have been issued at the time such options or rights were issued, and for a consideration equal to the consideration (determined in the manner provided in subsections 5(d)(ii)(A) and 5(d)(ii)(B)), if any, received by the Corporation upon the issuance of such options or rights, plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Shares covered thereby.

B. The aggregate maximum number of Common Shares deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 5(d)(ii)(A) and 5(d)(ii)(B)).

C. In the event of any change in the number of Common Shares deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

D. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or this expiration of any options or rights related to such convertible or exchangeable securities, the Series A Conversion Price, to the extent in any way affected by or computed using such options, rights, or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

E. The number of Common Shares deemed issued and the consideration deemed paid therefor pursuant to subsections 5(d)(iii)(A) and (B) shall be appropriately adjusted to reflect any change, termination, or expiration of the type described in either subsection 5(d)(iii)(C) or (D).

(iv) “Additional Stock” shall mean, for purposes of this Section 5, any Common Shares issued (or deemed to have been issued pursuant to subsection 5(d)(iii) by the Corporation after the Original Series A Issuance Date, other than:

A. Common Share Equivalents issued pursuant to a transaction described in subsection 5(d)(v)(A) below;

B. Common Shares issuable or issued (or deemed to have been issued pursuant to subsection 4(d)(iii)) in transactions (other than transactions that are primarily for financing purposes and not as compensation) with employees, directors, advisors, consultants and independent contractors of the Corporation, directly or pursuant to a stock option plan, restricted stock plan or other similar plan unanimously approved by the Board of Directors;

C. Common Shares issued pursuant to an IPO;

D. securities issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of filing this Restated Certificate;

E. Common Shares issued upon the conversion of Series A Preferred Shares or Series B Preferred Shares;

F. securities issued in connection with a bona fide business acquisition of or by the Corporation that has been unanimously approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or

G. the Series B Preferred Shares, or any other issuance approved by holders of at least sixty percent (60%) of the then-outstanding Series A Preferred Shares.

(v) Additional Adjustments.

A. Common Share Equivalents. In the event the Corporation should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares, or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional shares of Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Shares (hereinafter referred to as “Common Share Equivalents”) without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof) then as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common Shares issuable on conversion of each share of Series

A Preferred shall be increased in proportion to such increase of the aggregate number of Common Shares outstanding and those issuable with respect to such Common Share Equivalents.

B. Decrease in Outstanding Common Shares. If the number of Common Shares outstanding at any time after the Original Series A Issuance Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the applicable Series A Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each Series A Preferred Share shall be decreased in proportion to such decrease in outstanding shares.

(vi) Adjustments Based on Taxes. Notwithstanding anything to the contrary herein, the Corporation shall be entitled to make such adjustments to decrease the Series A Conversion Price as the Corporation shall deem advisable to avoid any stock dividend or distribution being taxable to the Corporation’s stockholders.

(vii) De Minimus Adjustments. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any adjustment or adjustments to the Series A Conversion Price until the cumulative effect of such adjustments exceeds one percent (1%) of the Series A Conversion Price then in effect.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in’ securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5(d)(v)(A) to holders of its Common Shares, then, in each such case for the purpose of this subsection 5(e), the holders of the Series A Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Shares’ into which their shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution. Notwithstanding anything to the contrary herein, the holders of Series A Preferred Shares shall not be entitled to receive any distribution under this subsection 5(e) if such holders shall otherwise be entitled to receive such distribution.

(f) Recapitalizations. If at any time from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination, or merger or sale of assets transaction provided for elsewhere in this Section 5, provision shall be made so that the holders of the Series A Preferred Shares shall thereafter be entitled to receive upon conversion of the Series A Preferred Shares, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series A Preferred Shares after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the applicable Series A Conversion Price then in effect and the number of Common Shares issuable upon conversion of the Series A Preferred Shares) shall be applicable after that event as nearly equivalently as may be practicable.

(g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Series A Issuance Date, the Common Shares issuable upon the conversion of the Series A Preferred Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Sale Transaction, as defined in subsection 4(e) above, or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), in any such. event each holder of Series A Preferred Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, or other change by holders of the maximum number of shares of Common Shares into which such shares of Series A Preferred Shares could have been converted immediately prior to such recapitalization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof

(h) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other voluntary action, deliberately avoid or seek to avoid the observance or performance of any of the terms to be observed, or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5, and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Shares against impairment.

(i) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Shares, and the number of shares of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this Section 5, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Shares furnish or cause to be furnished to such holder a like certificate setting forth: (A) such adjustment and readjustment; (B) the applicable Series A Conversion Price at the time in effect; and (C) the number of Common Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Series A Preferred Share.

(j) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive’ any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series A Preferred Shares, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, in addition to such other remedies as shall be available to the holders of such Series A Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, use reasonable efforts to obtain the requisite shareholder approval of any necessary amendment to this Restated Certificate.

(l) Notices. Any notice required by the provisions of this Section 5 to be given to the holders of Series A Preferred Shares shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(m) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon or measured by income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of the Series A Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Shares in a name other than that in which the Series A Preferred Shares so converted were registered.

SECTION 6: Conversion of the Series B Preferred Shares.

The holders of the Series B Preferred Shares have conversion rights as follows:

(a) Right to Convert. Each Series B Preferred. Share will be convertible, at the option of the holder thereof, at any time after the Original Series B Issuance Date and on or prior to the fifth day prior to the date of an automatic conversion for such Series B Preferred Share, if any, into such number of fully paid and nonassessable shares of Common Shares as is determined by dividing the Original Series B Issuance Price for each such Series A Preferred Share, by the Series B Conversion Price (as hereinafter defined) determined as hereinafter provided, in effect on the date the certificate or certificates representing the shares to be converted are surrendered for conversion. The “Series B Conversion Price” will initially be $333.33, and will be adjusted as hereinafter provided in Section 6(d) hereof.

(b) Automatic Conversion. Each Series B Preferred Share shall automatically be converted into such number of fully paid and nonassessable shares of Common Shares as is determined by dividing the Original Series B Issuance Price of such Series A Preferred Share, by the Series B Conversion Price then in effect, immediately upon the date specified by written consent or agreement of the holders of at least a majority of the then outstanding Series B Preferred Shares.

(c) Mechanics of Conversion. Before any holder of the Series B Preferred Shares will be entitled to effect an optional conversion of such holder’s Series B Preferred Shares into shares of Common Shares pursuant to Section 6(a) above, the holder will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, will give written notice to the Corporation at its principal corporate office of the election to convert the same, and will state therein the name or names in which the certificate or certificates for shares of Common Shares are to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at such office to such holder of the Series B Preferred Shares or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Shares to which such holder is entitled. Such conversion will be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Preferred Shares to be converted, and the person or persons entitled to receive the shares of Common Shares issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Common Shares as of such date. If the conversion is in connection with a IPO, the conversion may, at the option of any holder tendering Series B Preferred Shares for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such IPO, in which event the person(s) entitled to receive the Common Shares upon conversion of the Series B Preferred Shares will not be deemed to have converted such Series B Preferred Shares until immediately prior to the closing of such IPO.

(d) Conversion Price Adjustments for Certain Dilutive Issuances, Splits, and Combinations.

(i) Adjustment. If the Corporation shall issue any Additional Stock (as defined below) without consideration or for a price per share less than the Series B Conversion Price, the Series B Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price that is equal to the quotient of: (x) the number of Common Shares outstanding immediately prior to such issuance (including Common Shares deemed to be outstanding pursuant to subsection 6(d)(iii)(A) or (B), multiplied by the Series B Conversion Price then in effect, plus an amount equal to the aggregate consideration being paid for such Additional Stock being issued; divided by (y) the number of Common Shares outstanding immediately prior to such issuance (including Common Shares deemed to be issued pursuant to subsection 6(d)(iii)(A) or (B), plus the number of shares of such Additional Stock being issued. The Series B Conversion Price is also subject to adjustment as provided in subsections 6(d)(v)(A) and 6(d)(v)(B) below.

(ii) Determination of Aggregate Consideration. For purposes of the calculation set forth in subsection 6(d)(i) above, the aggregate consideration being paid for any Additional Stock will be determined as follows:

A. In the case of the issuance of Additional Stock for cash, the aggregate consideration shall be deemed to be the amount of cash paid therefore, before deducting any reasonable discounts, commissions, or other expenses that are allowed, paid, or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

B. In the case of the issuance of the Additional Stock for a consideration in whole or in part other than cash, the aggregate consideration other than cash shall be deemed to be the fair value thereof, as reasonably determined by the Board of Directors in good faith, irrespective of any accounting treatment.

(iii) Options, Etc. In the case of the issuance of options to purchase or rights to subscribe for Common Shares, securities by their terms convertible into or exchangeable for Common Shares, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of subsection 6(d)(i) and subsection 6(d)(v):

A. The aggregate maximum number of Common Shares deliverable upon exercise (to the extent then exercisable) of such options or rights will be deemed to have been issued at the time such options or rights were issued, and for a consideration equal to the consideration (determined in the manner provided in subsections 6(d)(ii)(A) and 6(d)(ii)(B)), if any, received by the Corporation upon the issuance of such options or rights, plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Shares covered thereby.

B. The aggregate maximum number of Common Shares deliverable upon conversion of, or in exchange (to the extent then convertible or exchangeable) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(d)(ii)(A) and 6(d)(ii)(B)).

C. In the event of any change in the number of Common

Shares deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Shares or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

D. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or this expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price, to the extent in any way affected by or computed using such options, rights, or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of Common Shares (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

E. The number of Common Shares deemed issued and the consideration deemed paid therefor pursuant to subsections 6(d)(iii)(A) and (B) shall be appropriately adjusted to reflect any change, termination, or expiration of the type described in either subsection 6(d)(iii)(C) or (D).

(iv) “Additional Stock” shall mean, for purposes of this Section 6, any Common Shares issued (or deemed to have been issued pursuant to subsection 6(d)(iii) by the Corporation after the Original Series B Issuance Date, other than:

A. Common Share Equivalents issued pursuant to a transaction described in subsection 6(d)(v)(A) below;

B. Common Shares issuable or issued (or deemed to have been issued pursuant to subsection 4(d)(iii)) in transactions (other than transactions that are primarily for financing purposes and not as compensation) with employees, directors, advisors, consultants and independent contractors of the Corporation, directly or pursuant to a stock option plan, restricted stock plan or other similar plan unanimously approved by the Board of Directors;

C. Common Shares issued pursuant to an IPO;

D. securities issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date of filing this Restated Certificate;

E. Common Shares issued upon the conversion of the Series A Preferred Shares or the Series B Preferred Shares;

F. securities issued in connection with a bona fide business acquisition of or by the Corporation that has been unanimously approved by the Board of Directors, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or

G. any other issuance approved by holders of at least sixty percent (60%) of the then-outstanding Series B Preferred Shares.

(v) Additional Adjustments.

A. Common Share Equivalents. In the event the Corporation should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares, or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional shares of Common Shares or Common Share Equivalents without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof,) then as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series B Conversion Price shall be appropriately decreased so that the number of shares of Common Shares issuable on conversion of each share of Series B Preferred shall be increased in proportion to such increase of the aggregate number of Common Shares outstanding and those issuable with respect to such Common Share Equivalents.

B. Decrease in Outstanding Common Shares. If the number of Common Shares outstanding at any time after the Original Series B Issuance Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the applicable Series B Conversion Price shall be appropriately increased so that the number of Common Shares issuable on conversion of each Series B Preferred Share shall be decreased in proportion to such decrease in outstanding shares.

(vi) Adjustments Based on Taxes. Notwithstanding anything to the contrary herein, the Corporation shall be entitled to make such adjustments to decrease the Series

B Conversion Price as the Corporation shall deem advisable to avoid any stock dividend or distribution being taxable to the Corporation’s stockholders.

(vii) De Minimus Adjustments. Notwithstanding anything to the contrary herein, the Corporation shall not be required to make any adjustment or adjustments to the Series B Conversion Price until the cumulative effect of such adjustments exceeds one percent (1%) of the Series B Conversion Price then in effect.

(e) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 6(d)(v)(A) to holders of its Common Shares, then, in each such case for the purpose of this subsection 6(e), the holders of the Series B Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Shares into which their shares of Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution. Notwithstanding anything to the contrary herein, the holders of Series B Preferred Shares shall not be entitled to receive any distribution under this subsection 6(e) if such holders shall otherwise be entitled to receive such distribution.

(f) Recapitalizations. If at any time from time to time there shall be a recapitalization of the Common Shares (other than a subdivision, combination, or merger or sale of assets transaction provided for elsewhere in this Section 6, provision shall be made so that the holders of the Series B Preferred Shares shall thereafter be entitled to receive upon conversion of the Series B Preferred Shares, the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Shares deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series B Preferred Shares after the recapitalization to the end that the provisions of this Section 6 (including adjustment of the applicable Series B Conversion Price then in effect and the number of Common Shares issuable upon conversion of the Series B Preferred Shares) shall be applicable after that event as nearly equivalently as may be practicable.

(g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Series B Issuance Date, the Common Shares issuable upon the conversion of the Series B Preferred Shares is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a Sale Transaction, as defined in subsection 4(e) above, or a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 6), in any such event each holder of Series B Preferred Shares shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification, or other change by holders of the maximum number of shares of Common Shares into which such shares of Series B Preferred Shares could have been converted immediately prior to such recapitalization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof

(h) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation, or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other voluntary action, deliberately avoid or seek to avoid the observance or performance of any of the terms to be observed, or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6, and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Shares against impairment.

(i) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Series B Preferred Shares, and the number of shares of Common Shares to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this Section 6, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Shares furnish or cause to be furnished to such holder a like certificate setting forth: (A) such adjustment and readjustment; (B) the applicable Series B Conversion Price at the time in effect; and (C) the number of Common Shares and the amount, if any, of other property that at the time would be received upon the conversion of a Series B Preferred Share.

(j) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Series B Preferred Shares, at least ten. (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for the purpose of effecting the conversion of the Series B Preferred Shares, such number of its Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Shares. If at any time the number of authorized but unissued Common Shares shall not be sufficient to effect the conversion of all then outstanding Series B Preferred Shares, in addition to such other remedies as shall be available to the holders of such Series B Preferred Shares, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, use reasonable efforts to obtain the requisite shareholder approval of any necessary amendment to this Restated Certificate.

(l) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series B Preferred Shares shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

(m) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon or measured by income) and other governmental charges that may be imposed with respect to the issue or delivery of Common Shares upon conversion of the Series B Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Shares in a name other than that in which the Series B Preferred Shares so converted were registered.

SECTION 7: Voting.

(a) Common Shares. Except as otherwise required by law, the Corporation’s Certificate of Incorporation, or under the Stockholders’ Agreement (as that term is defined below), each holder of each Common Share shall have one vote in respect of each Common Share held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law, the holders of Common Shares shall vote together with the holders of the Series A Preferred Shares and the holders of the Series B Preferred Shares as a single class with respect to any proposed amendment hereto that would increase the number of authorized Common Shares with each such share being entitled to such number of votes per share as is provided in this Article FOURTH, and the holders of Common Shares shall not be entitled to a separate class vote with respect thereto. There shall be no cumulative voting.

(b) Series A Preferred Shares. Except as otherwise required by law, the Corporation’s Certificate of Incorporation, or under the Stockholders’ Agreement, the holders of Series A Preferred Shares shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) and applicable law, and have the right to vote, together with the Common Shares and without regard to class on all other matters on which holders of Common Shares have the right to vote or give consent. Subject to the terms of the Stockholders’ Agreement described below, each holder of Series A Preferred Shares shall have one vote in respect of each Series A Preferred Share held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of the stockholders of the Corporation.

(c) Series B Preferred Shares. Except as otherwise required by law, the Corporation’s Certificate of Incorporation, or under the Stockholders’ Agreement, the holders of Series B Preferred Shares shall be entitled to notice of any stockholders meeting in accordance with the Bylaws of the Corporation (as in effect at the time in question) and applicable law, and have the right to vote, together with the Common Shares and without regard to class on all other matters on which holders of Common Shares have the right to vote or give consent. Subject to the terms of the Stockholders’ Agreement described below, each holder of Series B Preferred Shares shall have one vote in respect of each Series B Preferred Share held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of the stockholders of the Corporation.

ARTICLE V

Bylaws

In furtherance and not in limitation of the powers conferred upon it by law, but subject to compliance with any applicable Protective Provisions, the Board of Directors is expressly authorized to adopt, repeal, alter, or amend the Bylaws of the Corporation by the vote of a majority of the entire Board of Directors.

ARTICLE VI

Directors

SECTION 1: Election of Directors. Directors shall be elected at the annual meeting of stockholders, and each director elected shall hold office until such director’s successor has been elected and qualified, Directors need not be stockholders of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation will so provide.

SECTION 2: Advance Notice of Nominations. Advance notice of nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

SECTION 3: Limitation on Director Liability. To the fullest extent that the General Corporation Law or any other law of the State of Delaware as it exists or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

SECTION 4: Stockholders Agreement. Notwithstanding anything in this Article VI to the contrary, the election of the members of the Board of Directors shall be governed by the provisions of the Stockholders’ Agreement to be entered into among the Corporation and its stockholders (as such document may be amended or restated from time to time in accordance with its terms) (the “Stockholders’ Agreement”), for so long as such agreement is in effect.

ARTICLE VII

Indemnification of Officers and Directors

SECTION 1: General. The Corporation shall indemnify its officers, directors, employees, and agents to the fullest extent permitted by the General Corporation Law.

SECTION 2: Extent. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnitee”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 of this Article, the Corporation shall be required to indemnify an Indemnitee in connection with a Proceeding (or part thereof) commenced by such Indemnitee only if the: commencement of such Proceeding (or part thereof) by the Indemnitee was authorized by the board of directors of the Corporation.

SECTION 3: Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified under this Article or otherwise.

SECTION 4: Time Limits. If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 5: Rights Not Exclusive. The rights conferred on any Indemnitee by this Article shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 6: Reduction. The Corporation’s obligation if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another Person shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other Person.

SECTION 7: Repeal Not Effective. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such repeal or modification.

SECTION 8: Indemnification of Others. This Article shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitee when as authorized by appropriate corporate action.

ARTICLE VIII

Amendment

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE IX

Perpetual Existence

The Corporation is to have perpetual existence.

ARTICLE X

Effect of Invalidity

In the event any provision (or portion thereof) of this Restated Certificate shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Restated Certificate shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken here from or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Restated Certificate remain, to the fullest extent permitted by law, applicable and enforceable as to all the stockholders, notwithstanding any such finding.

ARTICLE XI

Definitions

The following terms used herein shall be defined as follows:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly Controls, is under common Control with, or is Controlled by such first Person.

“Control” means; with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, partnership interests or other ownership interests, by contract, or otherwise). The terms “Controlled”, “Controlling” and similar variations shall have correlative meanings.

“Person” includes any corporation, partnership, limited liability corporation, trust or other legal entity.

“Subsidiary” of the Corporation means: (i) a corporation in which the Corporation, directly or indirectly, owns capital stock having a majority of the voting power of such corporation’s capital stock to elect directors under ordinary circumstances; and (ii) any other Person (other than a corporation) in which the Corporation, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such Person.

IN WITNESS WHEREOF, this Restated Certificate is duly executed by an authorized officer of the Corporation this 26th day of February, 2009.

/s/ Ryan J. Meany
Ryan J. Meany, chairman of the board

ATTEST:

/s/ Howard J. Bobrow
Howard J. Bobrow, Assistant Secretary

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized wider the laws of the State of Delaware, the dueler of which was voided for non-payment of taxes and/or for failure to file a complete annual report, now desires to procure a restoration, renewal and revival of its charter pursuant to Section 312 of the General Corporation Law of the State of Delaware, and hereby certifies as follows:

1. The name of the corporation is Turbonetics Holdings, Inc.

2. The Registered Office of the corporation in the State of Delaware is located at 1209 Orange St (street), in the City of Wilmington, County of New Castle Zip Code 19801 . The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company

3. The date of filing of the Corporation’s original Certificate of Incorporation in Delaware was December 14, 2006.

4. The renewal and revival of the charter of this corporation is to be perpetual.

5. The corporation was duly organized and carried in the business authorized by its charter until the 1st day of March A.D., 2010, at which time its charter became inoperative and void for non-payment of taxes and/or failure to file a complete annual report and the certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

By:	/s/ Ryan J. Meany,
Authorized Officer

Name: Ryan J. Meany, Chairman of the Board
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STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Turbonetics Holdings, Inc.

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2. The Registered Office of the corporation in the State of Delaware is changed to 2711 Centerville Road, Suite 400 (street), in the City of Wilmington, DE, County of New Castle Zip Code 19808. The name of the Registered Agent at such address upon whom process against this Corporation may be served is Corporation Service Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By:	/s/ David M. Seitz
Authorized Officer

Name:	David M. Seitz, VP & Secretary
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